UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 W. Wall, Suite 1800	79701
Midland, Texas	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Legacy Reserves LP’s 2014 annual meeting of unitholders (the “Annual Meeting”) was held Thursday, May 15, 2014.  At the Annual Meeting, three items were submitted to unitholders for vote: (i) the election of seven nominees to serve on the board of directors of Legacy Reserves GP, LLC, our general partner (the “Board”), during 2014 and until our next annual meeting, (ii) an advisory (non-binding) vote on executive compensation and (iii) the ratification of the appointment of BDO USA, LLP as independent registered public accounting firm of Legacy Reserves LP for the fiscal year ending December 31, 2014.  There were no solicitations in opposition to the Board’s solicitations.  Out of a total of 57,563,621 units outstanding and entitled to vote, 51,813,364 units (90.01%) were present at the meeting in person or by proxy.

Election of Directors

There were seven nominees for election to serve as directors of our general partner. Each of the nominees for election to the Board was a director of our general partner at the time of the Annual Meeting. The final results of the voting with respect to each nominee to the board were as follows:

Nominee	For	Withheld	Broker Non-Votes
Cary D. Brown	29,399,347	390,440	22,013,577
Kyle A. McGraw	29,442,403	357,384	22,013,577
Dale A. Brown	28,765,315	1,034,472	22,013,577
G. Larry Lawrence	29,449,859	349,928	22,013,577
William D. Sullivan	29,444,552	355,235	22,013,577
William R. Granberry	28,972,679	827,108	22,013,577
Kyle D. Vann	29,428,121	371,666	22,013,577
There were no votes against.
Advisory Resolution Approving Executive Compensation

The final results of the voting with respect to the advisory (non-binding) resolution approving executive compensation were as follows:

For	Against	Abstain	Broker Non-Votes
28,008,136	1,422,054	369,597	22,013,577

Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2014

The final results of the voting with respect to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 were as follows:

For	Against	Abstain
51,436,719	263,580	113,065

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC,
its general partner

Date: May 16, 2014	/s/ Dan G. LeRoy
Dan G. LeRoy
Vice President, General Counsel and Secretary